UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte. 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 31, 2025 at 12:00 p.m. Eastern Time, Glucotrack, Inc. (the “Company”) convened and then adjourned its special meeting of the stockholders (the “Meeting”). The only proposal submitted for a vote of the stockholders at the Meeting was the approval of the adjournment of such meeting (the “Adjournment Proposal”).

As of the close of business, on September 23, 2025, the record date for the Meeting, there were 899,410 shares of common stock outstanding and entitled to vote, 16.4% of which shares were represented in person or by proxy at the Meeting, which did not constitute a quorum to conduct business.

As described in detail in the definitive proxy statement (the “Proxy Statement”) related to the Meeting filed by the Company with the Securities and Exchange Commission on October 3, 2025, the Adjournment Proposal was presented to stockholders at the Meeting to seek their approval to adjourn the Meeting to another time to solicit additional proxies to obtain sufficient votes to constitute a quorum.

The following is a tabulation of the votes with respect to the Adjournment Proposal, which was approved by the Company’s stockholders:

Approval of the Adjournment Proposal

Votes For	Votes Against	Abstain/Withhold
136,928	8,655	1,923

The Meeting has been adjourned to November 7, 2025 at 12:00 p.m. Eastern Time (the “Adjourned Meeting”). You are permitted to attend the Adjourned Meeting online at https://www.virtualshareholdermeeting.com/GCTK2025M2.

At the Adjourned Meeting, stockholders will be asked to vote on the Issuance Proposal, as described in detail in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2025

GLUCOTRACK, INC.

	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer